Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our reports dated January 18, 2001 included in the OGE Energy Corp. Form 10-K for the year ended December 31, 2000, into the previously filed Post-Effective Amendment No. 1-B to Registration Statement No. 33-61699, Post-Effective Amendment No. 2-B to Registration Statement No. 33-61699, Form S-8 Registration Statement No. 333-71327 and Form S-8 Registration Statement No. 333-92423.

    /s/ Arthur Andersen LLP
Arthur Andersen LLP

Oklahoma City, Oklahoma,
March 23, 2001